UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 2, 2008
WINLAND ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

1-15637	41-0992135
(Commission File Number)	(IRS Employer
Identification No.)
1950 Excel Drive
Mankato, Minnesota 56001
(Address of Principal Executive Offices) (Zip Code)
(507) 625-7231
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 2, 2008, Winland Electronics, Inc. increased its Board from four to five members and elected Thomas J. Brady as an additional director. Mr. Brady was also appointed to be a member of the Board’s Audit and Nominating and Governance Committees. Mr. Brady will be compensated for his services on the Board according to the current Board compensation arrangements, which included a fully vested stock option grant of 5,500 shares of the Company’s Common Stock on the date of his election.
     Mr. Brady currently serves as Chief Financial Officer of Digineer, Inc.
     Mr. Brady was not elected pursuant to any arrangement or understanding between Mr. Brady and any other person. There is not currently, nor has there been since the beginning of the Company’s last fiscal year, any transaction with the Company in which Mr. Brady has or had a direct or indirect material interest.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits:
99.1	Press release dated January 2, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 2, 2008

WINLAND ELECTRONICS, INC.

By	/s/ Thomas J. de Petra

Thomas J. de Petra
President and Interim
Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
EXHIBIT INDEX TO FORM 8-K

Date of Report: January 2, 2008	Commission File No.: 1-15637

WINLAND ELECTRONICS, INC.

EXHIBIT NO.	ITEM

99.1	Press release dated January 2, 2008

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